Exhibit 10.48

TWENTY SIXTH AMENDMENT TO

GENERAL CREDIT AND SECURITY AGREEMENT

AND WAIVER

(A Fifteenth Amendment does not exist)

THIS AGREEMENT, dated and effective as of March 10, 2010, between SPECTRUM Commercial Services Company, a Minnesota Corporation, having its mailing address and principal place of business at Two Appletree Square, Suite 415, Bloomington, Minnesota 55425 (herein called “Lender” or “SCS”), and Appliance Recycling Centers of America, Inc., a Minnesota corporation, having the mailing address and principal place of business at 7400 Excelsior Boulevard, Minneapolis, MN 55426, (herein called “Borrower”), amends that certain General Credit and Security Agreement dated August 30, 1996, (“Credit Agreement”) as amended.  Where the provisions of this Agreement conflict with the Credit Agreement, the intent of this Agreement shall control.

1.                                       Paragraph 5 entitled “Interest” is hereby deleted and replaced with the following:

Interest.  Borrower agrees to pay interest on the outstanding principal amount of the Note, at the close of each day at a fluctuating rate per annum (computed on the basis of actual number of days elapsed and a year of 360 days) which is at all times equal to Three and One Half Percent (3.5%) in excess of the Prime Rate; each change in such fluctuating rate caused by a change in the Prime Rate to occur simultaneously with the change in the Prime Rate (the “Initial Rate”); provided, however, that (i) in no event shall the Initial Rate, the Adjusted Rate or the Re-adjusted rate in effect hereunder at any time be less than 6.75% per annum; (ii) interest payable hereunder with respect to each calendar month shall not be less than $58,000.00 regardless of the amount of loans, Advances or other credit extensions that actually may have been outstanding during the month, and (iii) interest shall continue to accrue hereunder until all Obligations have been paid in full.  Interest accrued through the last day of each month will be due and payable to Lender on the next Monthly Payment Date.  Interest shall also be payable on the Maturity Date or on any earlier Termination Date.  Interest accrued after the Maturity Date or earlier Termination Date shall be payable on Demand.  Interest may be charged to Borrower’s loan account as an Advance at Lender’s option, whether or not Borrower then has the right to obtain an Advance pursuant to the terms of this Agreement.

Notwithstanding the foregoing, after an Event of Default, the Note shall bear interest until paid at 5% per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Prime Rate; provided, however, that after an Event of Default, (i) in no event shall the interest rate in effect under the Note at any time be less than 11.75% per annum; (ii) interest payable under the Note with respect to each calendar month shall not be less than $86,000.00 regardless of the amount of loans, Advances or other credit extensions that actually may have been outstanding during the month, and (iii) interest shall continue to accrue hereunder until all Obligations have been paid in full.  (The Initial Rate, the Adjusted Rate and the Re-adjusted Rate in effect either before or after an Event of Default is referred to herein collectively as the “Interest Rate”).  The undersigned shall also pay a late fee equal to 10% of any payment under the Note that is more than 10 days past due.

2.                                       Paragraph 17(l) is hereby deleted and replaced with the following:

17(l).  As of the end of each fiscal year hereafter, beginning with the year ending December 31, 2010, Borrower’s Periodic Financial Report for the 2010 fiscal year and for each subsequent fiscal year ending, shall reflect a Tangible Net Worth of at least Three Million Dollars ($3.0 million).

3.                                       As of the date hereof, Borrower will pay to SPECTRUM the sum of $25,000.00.

4.                                       Waiver  As of December 31, 2009, the Borrower is in default of Paragraph 17 (l) and 17(m).  SPECTRUM hereby waives the default of 17 (l) and 17 (m) as of December 31, 2009.  By providing this waiver, SPECTRUM does not in any way waive or alter the profitability or Tangible Net Worth covenant for other time periods other than fiscal quarter and fiscal year ending December 31, 2009, unless altered in writing.

5.                                       Representations and Warranties.  The person signing below on behalf of Borrower represents that he or she is authorized to make the agreements set forth herein and to legally bind Borrower to this Agreement.  Borrower hereby represents and warrants to SPECTRUM as follows:

The Credit Agreement, this Amendment, and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, and is in full force and effect.  No event has occurred and is continuing that constitutes an Event of Default under the Loan Documents.  The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof and are hereby reaffirmed.

6.                                       Counterparts; Telefacsimile Execution.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

7.                                       Effect on Loan Documents.

a.               The Credit Agreement shall be amended as set forth herein effective as of the date hereof.  The Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with its respective terms and each are hereby ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of SPECTRUM under the Credit Agreement, as in effect prior to the date hereof unless expressly stated herein.  The waivers, consents and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Credit Agreement, and shall not operate as a consent to any further or other matter under the Loan Documents.

b.              To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.  To the extent that any terms or conditions of the Credit Agreement conflict with the terms or conditions of this Amendment, the terms and conditions of this Amendment, as well as the intent of this Amendment, shall control.

8.                                       Entire Agreement.  This Amendment, together with all other instruments, agreements, and certificates executed by the parties in connection herewith, embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

9.                                       Estoppel.  To induce SPECTRUM to enter into this Amendment, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against SPECTRUM with respect to the Credit Agreement, any of the Loan Documents, or any of the Obligations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPECTRUM COMMERCIAL SERVICES COMPANY	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By	By
Steven I. Lowenthal, Co-CEO	Edward R. Cameron, CEO

REAFFIRMATION

Of Edward R. Cameron

The undersigned, Edward R. “Jack” Cameron, hereby reaffirms all of the terms of the Support Agreement issued by him in favor of SPECTRUM Commercial Services Company (including its participants and assigns) and dated as of December 29, 2004, and acknowledges that such agreement is in full force and effect according to its terms.  The undersigned understands and acknowledges that this Reaffirmation is required by SPECTRUM Commercial Services Company as a condition to the execution of the Twenty Third Amendment to the General Credit and Security Agreement between Appliance Recycling Centers of America, Inc. and SPECTRUM Commercial Services Company.

Dated as of: March 10, 2010

Edward R. Cameron